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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No.: 333-119172) of our reports dated January 22, 2004 (except as to the effects of changes in reportable segments as described in Note 21 which is as of July 22, 2004), and October 18, 2001 (except as to the effects of changes in reportable segments as described in Note 21 which is as of July 22, 2004, the reacquisition of international subsidiaries described in Note 25 which is as of February 11, 2002 and the reorganization of Tyco Capital Holding Inc. described in Note 24, which is as of July 1, 2002) relating to the financial statements, which appear in the Current Report on Form 8-K dated September 21, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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New York, New York
October 28, 2004


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